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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 22, 2000, included in ADC Telecommunications, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000, and our report dated May 23, 2000 included in the Annual Report on Form 11-K of the ADC Retirement Savings Plan for the year ended December 31, 1999, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
May 23, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS